UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box: Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Reata Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

*The following letter was sent to Reata employees on July 28, 2023

Transaction Employee Letter

Dear Reata Team Members,

Since establishing Reata in 2002, we have been driven by our mission to change patients’ lives for the better by developing therapeutics with novel mechanisms of action and the potential to have high clinical impact on life-threatening diseases that have few or no approved therapies. It was with incredible pride that we celebrated FDA approval of the first and only drug to treat Friedreich’s ataxia in adults and adolescents aged 16 years and older this past February, along with commercial availability of SKYCLARYS® in June.

As we progress into a fully commercial business, we continue to look for ways to impact the industry and move forward in our journey. As part of this evolution, I am very pleased to announce that today, we entered into a definitive agreement with Biogen to acquire Reata for $172.50 per share or a total equity value of approximately $7.53 billion. We encourage you to read our joint press release with Biogen (attached) for full details on this acquisition.

A significant amount of thought and consideration went into this decision, which was unanimously approved by our Board of Directors. Biogen’s expertise and commercial footprint make it the optimal choice to help SKYCLARYS realize its full potential. With its clear understanding of the rare disease patient journey and existing commercial infrastructure, we believe Biogen will establish SKYCLARYS as the standard of care in the treatment of this devastating genetic disease.

Pending various regulatory approvals and customary closing conditions, we anticipate the transaction will close in the fourth quarter of this year. Until then, we will continue to operate independently, and you should plan to continue your day-to-day responsibilities. In the lead up to the close of the transaction, we will share more information and be available to answer any questions that you have to help ensure a smooth transition of our programs into Biogen.

The Executive Team will be holding an All-Hands Meeting on Friday, July 28th at 10:00 am CST, to discuss this transaction, next steps, and answer your questions. An invite to this meeting will be sent prior to the call.

This announcement may generate increased interest in Reata from the media and others outside our organization. We ask that you DO NOT discuss or post information about the transaction on social media as there are SEC rules governing communications regarding the transaction. If you receive inquiries from the media, please immediately forward to Corporate Communications at CorpComms@reatapharma.com.

Today is a transformative day for our Company. On behalf of our Board of Directors and executive team, I thank you for your continued dedication to Reata, each other, and most importantly, to the patients we serve.

Sincerely,

Warren Huff

Chairman and Chief Executive Officer

IMPORTANT INFORMATION FOR STOCKHOLDERS

Important Information for Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed transaction will be submitted to the stockholders of Reata Pharmaceuticals, Inc. (the “Company”) for their consideration. In connection with the proposed transaction, the Company will file a proxy statement and other materials with the Securities and Exchange Commission (the “SEC”). In addition, the Company may also file other relevant documents with the SEC regarding the proposed transaction. After the proxy statement has been cleared by the SEC, a definitive proxy statement will be mailed to the stockholders of the Company.

INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and stockholders may obtain a free copy of the proxy statement (when available) and other documents filed with the SEC by the Company, at the Company’s website, https://www.reatapharma.com/, or at the SEC’s website, www.sec.gov. The proxy statement and other relevant documents may also be obtained for free from the Company by writing to Reata Pharmaceuticals, Inc., 5320 Legacy Drive, Plano, Texas 75024, Attention: Investor Relations.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in the Proxy Statement on Schedule 14A for the 2023 annual meeting of stockholders for the Company, which was filed with the SEC on April 28, 2023. This document can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Cautionary Note Concerning Forward Looking Statements

The information included herein and in any oral statements made in connection herewith contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect the Company’s current beliefs, expectations or intentions regarding future events and speak only as of the date they are made. Words such as “may,” “might,” “will,” “could,” “should,” “would,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “forecast,” “outlook,” “continue,” “currently,” and similar expressions are intended to identify such forward-looking statements. The statements in this communication that are not historical statements are forward-looking statements within the meaning of the federal securities laws. Specific forward-looking statements include, among others, statements regarding the expected timetable for completing the proposed transaction, benefits of the proposed transaction, financing of the proposed transaction, costs and other anticipated financial impacts of the proposed transaction. Forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict and many of which are beyond the Company’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the failure to obtain the required votes of the Company’s stockholders; the timing to consummate the proposed transaction; the satisfaction of the conditions to closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction otherwise does not occur; the risk that a regulatory approval that may be required to consummate the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated or conditions that the acquiror is not obligated to accept; the diversion of management time on transaction-related issues; expectations regarding regulatory approval of the transaction; results of litigation, settlements and investigations; actions by third parties, including governmental agencies; global economic conditions; adverse industry conditions; potential business uncertainty, including changes to existing business relationships during the pendency of the proposed transaction that could affect financial performance; legal proceedings; governmental regulation; the ability to retain management and other personnel; and other economic, business, or competitive factors.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s filings with the SEC. The Company’s SEC filings may be obtained by contacting the Company, through the Company’s web site at https://www.reatapharma.com/or through the SEC’s Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement.